                                        BLACKROCK MUNIYIELD CALIFORNIA INSURED FUND, INC.

           FILE #811-06692

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
06/29/2006	California Hsg Fin Agy	120,000,000	2,140,000	Goldman Sachs, Banc of America Securities LLC, Bear Stearns & Co., Citigroup Global Markets, Merrill Lynch & Co.